EXHIBIT 99.1

Shenandoah Telecommunications Company Announces Pricing of $567.4 million Inaugural Fiber Network Asset Securitization Offering

EDINBURG, Va., Nov. 20, 2025 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (NASDAQ:SHEN) today announced that Shentel Issuer, LLC, a limited-purpose, bankruptcy remote subsidiary of the Company, has priced its inaugural offering of $567,405,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $489,142,000 5.64% Series 2025-1, Class A-2 term notes and $78,263,000 6.03% Series 2025-1, Class B term notes, each with an anticipated repayment date in December 2030 (collectively, the “Notes”). The Notes have a weighted average coupon rate of approximately 5.69% and will be secured by certain fiber network assets and related customer contracts primarily in the States of Virginia, Ohio, Pennsylvania, Indiana, and Maryland. The offering is expected to close on December 5, 2025.

Shentel intends to use the net proceeds of the offering to, among other things, repay and terminate its existing term loans and for general corporate purposes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shenandoah Telecommunications Company

Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art fiber optic and cable networks to residential and commercial customers in eight contiguous states in the eastern United States. The Company’s services include: broadband internet, video, voice, high-speed Ethernet, dedicated internet access, dark fiber leasing, and managed network services. The Company owns an extensive regional network with over 18,000 route miles of fiber. For more information, please visit www.shentel.com.

This release contains forward-looking statements and projections about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “intends,” “may,” “will,” “should,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements/. A discussion of factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include, among others, changes in our ability to close the Notes offering, overall economic conditions including rising inflation, changes in tariffs, new or changing regulatory requirements, changes in technologies, changes in competition, changing demand for our products and services, our ability to execute our business strategies, availability of labor resources and capital, natural disasters, pandemics, and outbreaks of contagious diseases and other adverse public health developments. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Shenandoah Telecommunications Company
Lucas Binder
VP Corporate Finance
540-984-4800
lucas.binder@emp.shentel.com